Exhibit 99.4


                         CONSENT OF NOMINEE FOR DIRECTOR



         The undersigned nominee for director hereby consents to the disclosure in the Registration Statement on Form S-4 of Capital Trust, Inc. (the "Registrant") (SEC File No. 333-52619) that the undersigned will become a director of the Registrant upon consummation of the Reorganization.



/s/  Gary R. Garrabrant                                  Date: October 15, 1998
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Gary R. Garrabrant

764632.1